UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Elfun Tax-Exempt Income Fund

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies: N/A
	2)	Aggregate number of securities to which transaction applies: N/A
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): N/A
	4)	Proposed maximum aggregate value of transaction: N/A
	5)	Total fee paid: $0

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid: N/A
	2)	Form, Schedule or Registration Statement No.: N/A
	3)	Filing Party: N/A
	4)	Date Filed: N/A

Talking Points for Use by Mike Caufield

Elfun Tax-Exempt Income Fund Portfolio Manager

For use in response to shareholder inquiries regarding the July 2014 Elfun Funds proxy statement.

•	This proxy statement is part of an effort to achieve simpler and more efficient management of the Elfun Tax-Exempt Income Fund on behalf of shareholders.

•	From a portfolio management perspective, I do not expect it will have a material (or likely any real) impact on the way I manage the fund.

•	If these proposals are approved, the fund would continue to be managed in the manner it is today, which is to maximize the exemption of the fund’s income from federal income taxes.

•	If you have more detailed questions about the proxy statement and its proposals, I will be happy to put you in touch with one of our Elfun Funds shareholder service representatives who can answer your questions.